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                                                                   EXHIBIT 10.2

                      AMERICAN RESIDENTIAL SERVICES, INC.
                        AMENDMENT TO 1996 INCENTIVE PLAN



Paragraph 8(b) of the 1996 Incentive Plan is hereby amended by including therein as the second sentence thereof the following sentence:

                 The limitation described in clause (i) of the first sentence of this paragraph 8(b) will not be applicable to Options granted to any Employee in lieu of any cash salary the Company or any Subsidiary otherwise would be obligated to pay that Employee for his or her service during any specified period.


Adopted: October 31, 1997